Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of WHIRLPOOL CORPORATION, a Delaware corporation (the “Company”) does hereby constitute and appoint JEFF M. FETTIG, and DANIEL F. HOPP, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file, or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company, and the Whirlpool Corporation Executive Deferred Savings Plan II (the “Plan”), to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of interests in the Plan that may be offered or delivered to participants in the Plan, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature:

(i)	to the registration statements, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, to be filed in respect of said interests in the Plan, and to the prospectuses or any amendments, supplements or revisions thereof, to be filed with said registration statements or with any amendments or post-effective amendments to said registration statements;

(ii)	to any amendments or post-effective amendments or deregistrations as shall be necessary or appropriate to any registration statements heretofore filed under said Securities Act with respect to interests in the Plan; and

(iii)	to said prospectuses or any amendments, supplements, or revisions thereof to be filed with any registration statements (or with any amendments or post-effective amendments thereto) heretofore filed under said Securities Act with respect to interests in the Plan; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in counterparts, each of which shall be an original and all of which shall be one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 21st day of August, 2007.

Name	Title

/s/ Jeff M. Fettig	Director, Chairman of the Board and
Jeff M. Fettig	Chief Executive Officer
(Principal Executive Officer)

Name	Title

/s/ Michael A. Todman	Director and President, Whirlpool
Michael A. Todman	North America

/s/ Roy W. Templin	Executive Vice President and
Roy W. Templin	Chief Financial Officer
(Principal Financial Officer)

/s/ Larry M. Venturelli	Vice President and Controller
Larry M. Venturelli	(Principal Accounting Officer)

/s/ Herman Cain	Director
Herman Cain

/s/ Gary T. DiCamillo	Director
Gary T. DiCamillo

/s/ Kathleen J. Hempel	Director
Kathleen J. Hempel

/s/ Michael F. Johnston	Director
Michael F. Johnston

/s/ William T. Kerr	Director
William T. Kerr

/s/ Arnold G. Langbo	Director
Arnold G. Langbo

/s/ Miles L. Marsh	Director
Miles L. Marsh

/s/ Paul G. Stern	Director
Paul G. Stern

/s/ Janice D. Stoney	Director
Janice D. Stoney

/s/ Michael D. White	Director
Michael D. White